Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. ANNOUNCES THIRD QUARTER 2011 RESULTS

New York, New York — November 17, 2011 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 542 retail stores,  today announced results for the third quarter ended October 29, 2011.

Third Quarter Fiscal Year 2011 Results:

•                  Net sales were $216.7 million compared to $238.2 million for the third quarter of fiscal year 2010.

•                  Comparable store sales decreased 5.2% compared to a 3.6% increase in the third quarter last year.

•                  Operating loss was $6.0 million compared to an operating loss of $4.0 million in the third quarter last year.

•                  Net loss was $9.0 million, or $0.15 per diluted share and included an unusual tax charge of $2.5 million, or $0.04 per diluted share.  The charge pertains to an IRS income tax audit for tax years prior to and including 2002.

•                  Net income for the same period last year was $1.9 million, or $0.03 per diluted share, which included an unusual tax benefit of $6.1 million, or $0.10 per diluted share, reflecting a change in accounting methods for tax purposes, and the previously disclosed unusual charge of $0.01 per diluted share.

•                  As previously disclosed, the Company’s income tax provision reflects the continuing impact of its deferred tax valuation allowance initially recorded in the second quarter of fiscal year 2010.

Gregory Scott, New York & Company’s CEO, stated:  “We were disappointed with our sales performance during the quarter.  We believe our product continues to resonate with our customers as evidenced by our improved retail inventory turns and while our promotional cadence was the same as last year, it did not drive the level of traffic and transactions that we anticipated.  During the third quarter our outlet strategy remained on track and sales nearly doubled in our eCommerce business versus the third quarter of last year.  Profitability trailed the same period in the prior year; however, we continued to diligently manage expenses during the third quarter and generated leverage in SG&A.  Our balance sheet remains solid with inventory appropriately positioned to capitalize on the holiday season.”

Mr. Scott continued:  “Throughout the year-to-date period we have successfully focused our efforts on reducing markdown levels and decreasing the level of promotional activity, while driving more regular price selling as we improve our assortments.  Looking ahead to next year, we are focused on increasing New York & Company’s brand awareness and driving incremental traffic to both our stores and online.  We are also excited to build upon the success we have experienced in our outlet business and plan to open between 15 and 20 new locations in fiscal year 2012.  The strong return on investment generated by our outlet stores combined with the growth of our eCommerce business will allow us to continue to advance our multi-channel growth strategy.”

During the quarter, the Company accomplished the following:

•                                  The Company’s eCommerce business delivered strong sales growth of 98%.

•                                  Selling, general and administrative expenses remained well controlled, decreasing by $9.8 million, or 160 basis points, versus the prior year after excluding $1.0 million of separation expenses recorded in the third quarter of fiscal year 2010.

•                                  While total inventory increased 7.3% as compared to the end of last year’s third quarter, on-hand inventory, which excludes inventory in-transit, declined by 0.4%.  On an average store basis at quarter end, on-hand inventory was up by 6.4% in advance of an incremental holiday floorset delivery in early November which did not take place in the same period last year.

•                                  The Company ended the quarter with $20.7 million of cash-on-hand and $12.0 million of outstanding borrowings under its revolving credit facility, which has a maximum borrowing capacity of $100 million.

•                                  The Company remodeled four existing stores and closed one store, ending the quarter with 542 stores, including 26 outlet stores, and 2.9 million selling square feet in operation.

For the nine months ended October 29, 2011, net sales were $684.6 million, as compared to $718.5 million for the nine months ended October 30, 2010.  Comparable store sales decreased 2.0% for the nine months ended October 29, 2011, as compared to a 1.5% increase in the prior year period.

Operating loss for the nine months ended October 29, 2011 was $24.8 million, as compared to the prior year nine month operating loss of $78.7 million.

Net loss for the nine months ended October 29, 2011 was $28.0 million, or $0.46 per diluted share, and included the continuing impact of the Company’s deferred tax valuation allowance initially recorded in the second quarter of fiscal year 2010 and the aforementioned unusual tax charge of $2.5 million, or $0.04 per diluted share, recorded in the third quarter of fiscal year 2011.  This compares to the prior year net loss of $91.5 million, or $1.54 per diluted share, which included the impact of the Company’s deferred tax valuation allowance and previously disclosed unusual charges of $0.09 per diluted share.

Outlook

Regarding its expectations for the fourth quarter of fiscal year 2011, the Company provided the following:

•                  Comparable store sales for the fourth quarter of fiscal year 2011 are expected to be down in the low to mid single digit range versus a comparable store sales gain of 1.7% in the same period last year.  The Company will have approximately 529 stores in operation at the end of the fourth quarter as compared to 555 at the end of last year’s fourth quarter.

•                  Gross margins are expected to be in the range of 26% to 27% reflecting markdown levels that are consistent with the same period last year combined with increased product costs and a slight deleveraging of fixed buying and occupancy costs.

•                  Selling, general and administrative expenses are expected to be down as compared to the prior year; however, as a percentage of net sales these expenses are expected to be approximately flat to up slightly versus the same period last year on lower comparable store sales.

•                  The Company expects the effective tax rate for the fourth quarter of fiscal year 2011 to be approximately 0%.  As previously announced, the Company continues to provide for adjustments to the deferred tax valuation allowance initially recorded in the second quarter of fiscal year 2010 offsetting any future tax provisions or benefits resulting in an approximately 0% effective tax rate for GAAP purposes.

•                  Total year-end inventories are expected to increase in the high single digit percentage range primarily related to timing of receipts.  On-hand inventory is expected to be approximately flat with increases in in-transit goods to support early Spring selling.  As the Company moves forward into the early part of the first quarter, total inventory is expected to be down from the prior year levels.

•                  While the Company expects to utilize its credit facility for certain seasonal working capital needs, it expects to end the year with no borrowings under its credit facility and no long-term debt.

•                  Capital expenditures are expected to be approximately $6 million for the fourth quarter of fiscal year 2011, as compared to $2.7 million in the prior year.  Depreciation expense for the period is estimated at $9 million.

•                  The Company expects to open one store, close 14 stores and remodel two existing locations, ending the fourth quarter of fiscal year 2011 with approximately 529 stores, including 27 outlet stores.

•                  Additionally, the Company expects to expand its outlet channel and open between 15 and 20 outlet locations in fiscal year 2012.

Conference Call Information

A conference call to discuss the third quarter of fiscal year 2011 results is scheduled for today Thursday, November 17, 2011 at 4:30 pm Eastern Time.  Investors and analysts interested in participating in the call are invited to dial 888-378-0320, referencing conference ID number 1020470, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on November 24, 2011 and can be accessed by dialing (877) 870-5176 and entering conference ID number 1020470.

About New York & Company, Inc.

New York & Company, Inc. is a leading specialty retailer of women’s fashion apparel and accessories, and the modern wear-to-work destination for women, providing perfectly fitting pants and NY Style that is feminine, polished, on-trend and versatile—all at an amazing value. The Company’s proprietary branded New York & Company ® merchandise is sold exclusively through its national network of retail stores and eCommerce store at www.nyandcompany.com The Company currently operates 542 stores in 43 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

New York & Company, Inc.

Suzanne Rosenberg

Director, Investor Relations

212-884-2140

Investor/Media Contact:

ICR, Inc.

(203) 682-8200

Investor: Allison Malkin

Media: Kristina Jorge

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to: (i) the impact of general economic conditions and their effect on consumer confidence and spending patterns; (ii) changes in the cost of raw materials, distribution services or labor; (iii) the potential for current economic conditions to negatively impact the Company’s merchandise vendors and their ability to deliver products; (iv) the Company’s ability to open and operate stores successfully; (v) seasonal fluctuations in the Company’s business; (vi) the Company’s ability to anticipate and respond to fashion trends; (vii) the Company’s dependence on mall traffic for its sales; (viii) competition in the Company’s market, including promotional and pricing competition; (ix) the Company’s ability to retain, recruit and train key personnel; (x) the Company’s reliance on third parties to manage some aspects of its business; (xi) the Company’s reliance on foreign sources of production; (xii) the Company’s ability to protect its trademarks and other intellectual property rights; (xiii) the Company’s ability to maintain, and its reliance on, its information technology infrastructure; (xiv) the effects of government regulation; (xv) the control of the Company by its sponsors and any potential change of ownership of those sponsors; and (xvi) other risks and uncertainties as described in the Company’s documents filed with the SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Three months ended October 29, 2011	% of net sales	Three months ended October 30, 2010	% of net sales
Net sales	$216,708	100.0%	$238,221	100.0%

Cost of goods sold, buying and occupancy costs	163,198	75.3%	171,767	72.1%

Gross profit	53,510	24.7%	66,454	27.9%

Selling, general and administrative expenses	59,559	27.5%	70,354	29.6%

Restructuring charges	—	—%	100	—%

Operating loss	(6,049)	(2.8)%	(4,000)	(1.7)%

Interest expense, net of interest income	122	0.1%	190	0.1%

Loss on modification and extinguishment of debt	144	0.1%	—	—%

Loss before income taxes	(6,315)	(3.0)%	(4,190)	(1.8)%

Provision (benefit) for income taxes	2,656	1.1%	(6,044)	(2.6)%

Net (loss) income	$(8,971)	(4.1)%	$1,854	0.8%

Basic (loss) earnings per share	$(0.15)		$0.03

Diluted (loss) earnings per share	$(0.15)		$0.03

Weighted average shares outstanding:
Basic shares of common stock	61,134		59,502
Diluted shares of common stock	61,134		60,315

Selected operating data:
(Dollars in thousands, except square foot data)
Comparable store sales (decrease) increase	(5.2)%		3.6%
Net sales per average selling square foot (a)	$74		$75
Net sales per average store (b)	$399		$411
Average selling square footage per store (c)	5,412		5,505

(a)  Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(b)  Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(c)  Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Nine months ended October 29, 2011	% of net sales	Nine months ended October 30, 2010	% of net sales
Net sales	$684,619	100.0%	$718,520	100.0%

Cost of goods sold, buying and occupancy costs	522,195	76.3%	573,451	79.8%

Gross profit	162,424	23.7%	145,069	20.2%

Selling, general and administrative expenses	187,186	27.3%	222,466	31.0%

Restructuring charges	—	—%	1,318	0.2%

Operating loss	(24,762)	(3.6)%	(78,715)	(11.0)%

Interest expense, net of interest income	373	0.1%	540	0.1%

Loss on modification and extinguishment of debt	144	—%	—	—%

Loss before income taxes	(25,279)	(3.7)%	(79,255)	(11.1)%

Provision for income taxes	2,768	0.4%	12,223	1.6%

Net loss	$(28,047)	(4.1)%	$(91,478)	(12.7)%

Basic loss per share	$(0.46)		$(1.54)

Diluted loss per share	$(0.46)		$(1.54)

Weighted average shares outstanding:
Basic shares of common stock	60,703		59,412
Diluted shares of common stock	60,703		59,412

Selected operating data:
(Dollars in thousands, except square foot data)
Comparable store sales (decrease) increase	(2.0)%		1.5%
Net sales per average selling square foot (a)	$230		$225
Net sales per average store (b)	$1,247		$1,243
Average selling square footage per store (c)	5,412		5,505

(a)  Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(b)  Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(c)  Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	October 29, 2011	January 29, 2011	October 30, 2010
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,666	$77,392	$22,461
Accounts receivable	9,804	9,756	17,708
Income taxes receivable	470	527	8,943
Inventories, net	120,784	82,062	112,556
Prepaid expenses	20,556	20,707	20,868
Other current assets	1,335	1,202	1,195
Current assets of discontinued operations	—	54	108
Total current assets	173,615	191,700	183,839

Property and equipment, net	124,051	144,561	151,756
Intangible assets	14,879	14,879	14,879
Deferred income taxes	3,716	3,362	3,647
Other assets	1,191	708	741
Total assets	$317,452	$355,210	$354,862
Liabilities and stockholders’ equity
Current liabilities:
Current portion — long-term debt	$—	$7,500	$6,000
Short-term borrowings	12,000	—	9,000
Accounts payable	77,718	73,611	84,091
Accrued expenses	46,379	64,072	53,860
Income taxes payable	2,778	260	2,073
Deferred income taxes	3,716	3,362	3,647
Current liabilities of discontinued operations	—	130	265
Total current liabilities	142,591	148,935	158,936

Long-term debt, net of current portion	—	—	3,000
Deferred rent	59,052	66,862	68,738
Other liabilities	4,954	5,576	5,582
Total liabilities	206,597	221,373	236,256

Total stockholders’ equity	110,855	133,837	118,606
Total liabilities and stockholders’ equity	$317,452	$355,210	$354,862

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)	Nine months ended October 29, 2011	Nine months ended October 30, 2010

Operating activities
Net loss	$(28,047)	$(91,478)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,017	31,165
Loss from impairment charges	887	16,283
Amortization of deferred financing costs	148	162
Write-off of unamortized deferred financing costs	144	—
Share-based compensation expense	2,865	1,829
Deferred income taxes	—	17,863
Changes in operating assets and liabilities:
Accounts receivable	(48)	(8,261)
Income taxes receivable	57	(5,943)
Inventories, net	(38,722)	(25,497)
Prepaid expenses	151	1,740
Accounts payable	4,107	12,072
Accrued expenses	(17,823)	(5,072)
Income taxes payable	2,518	1,082
Deferred rent	(7,810)	(3,282)
Other assets and liabilities	(1,110)	(36)
Net cash used in operating activities	(53,666)	(57,373)

Investing activities
Capital expenditures	(9,367)	(12,989)
Proceeds from sale of fixed assets	—	936
Net cash used in investing activities	(9,367)	(12,053)

Financing activities
Proceeds from borrowings under revolving credit facility	12,000	21,000
Repayment of borrowings under revolving credit facility	—	(12,000)
Repayment of debt	(7,500)	(4,500)
Payment of financing costs	(393)	—
Proceeds from exercise of stock options	2,200	91
Net cash provided by financing activities	6,307	4,591

Net decrease in cash and cash equivalents	(56,726)	(64,835)

Cash and cash equivalents at beginning of period	77,392	87,296
Cash and cash equivalents at end of period	$20,666	$22,461